Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

               UNIONBANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

OTTAWA, IL, April 22, 2005 - Dewey R. Yaeger, President and Chief Executive Officer of UnionBancorp, Inc. (Nasdaq: UBCD) reported net income for the quarter ended March 31, 2005 of $964,000 or $0.22 per diluted share compared to $800,000 or $0.18 per diluted share earned in the period ended March 31, 2004.

Commenting on the quarter, Yaeger noted "Our first quarter results are indicative of the efforts set forth over the past 18 months, particularly with respect to asset quality. During the first quarter, we booked more recoveries than charge-offs, our loan portfolio grew, and we had a healthy loan loss reserve. A more disciplined approach to pricing loans is also yielding positive outcomes." He also remarked that "improvements in our margin, expense control and an ongoing commitment to our sales and service culture are also beginning to impact the bottom line."

First Quarter 2005 Highlights:

o The Board of Directors of UnionBancorp, Inc., in a continuing effort to enhance shareholder value, approved the payment of an 10.0% increase in the quarterly cash dividend to $0.11 from $0.10 on the Company's common stock during the first quarter, marking the 80th consecutive quarter of dividends paid to stockholders.

o Asset quality trends continued to show improvement, as a result of the Company's ongoing efforts to enhance the credit process. The reserve coverage ratio (allowance to nonperforming loans) was reported at 198.09% as of March 31, 2005 as compared to 138.13% as of March 31, 2004 and 231.60% as of December 31, 2004. The Company also experienced a decrease of $650,000 in the first quarter 2005 provision as compared with the same period 2004.

o The Company announced plans to close its Tiskilwa sales and service center during the second quarter of 2005.

o The net interest margin increased to 3.52% during the first quarter of 2005 as compared with 3.34% for the same period in 2004 and 3.33% in the fourth quarter of 2004.

o Noninterest income, excluding securities gains, decreased $1,074,000 or 36.7% during the first quarter of 2005 as compared to the same period in 2004. The year-over-year decrease is attributable to a drop in revenue generated from the mortgage banking division and a decrease in other fee-based revenue related to the divestiture of the Company's western Illinois sales and service centers.

o Noninterest expense experienced a $1,433,000 or 20.5% decrease during the first quarter 2005 as compared to the same period 2004. This decrease was due, in large part, to savings related to the divestiture of the Company's western Illinois sales and service centers, a decrease in legal fees associated with the workout of problem credits and cost containment in most categories of expense.

Net Interest Margin

The net interest margin increased to 3.52% during the first quarter 2005 as compared with 3.34% for the same period in 2004 and 3.33% in the fourth quarter of 2004. The majority of the change on a quarter-over-quarter basis in interest income was related to a more disciplined approach to the pricing of loans and the overall rising interest rate environment. Tax-equivalent net interest income was reported at $5.1 million for the first quarter of 2005 as compared to $6.0 million for the first quarter of 2004.

Noninterest Income and Expense

Noninterest income, excluding securities gains, decreased $1,074,000 or 36.7% during the first quarter of 2005 as compared to the same period in 2004. The quarter-over-quarter decrease was attributable to a drop in revenue generated from the mortgage banking division and a decrease in other fee-based revenue related to the divestiture of the Company's western Illinois sales and service centers.

Noninterest expense experienced a $1,433,000 decrease or 20.5% during the first quarter of 2005 as compared to the same period in 2004. This decrease was due, in large part, to savings related to the divestiture of the Company's western Illinois sales and service centers, a decrease in legal fees associated with the workout of problem credits and cost containment in most categories of expense.

Asset Quality

During the first quarter, the loan portfolio increased to $421.5 million as compared to $419.3 million at December 31, 2004. The slight increase resulted primarily from a more disciplined approach to loan pricing and an improvement in overall loan demand. The level of nonperforming loans to end of period loans totaled 1.19% as of March 31, 2005 compared to 1.53% at March 31, 2004 and 1.00 % on December 31, 2004. Net charge-offs for the first quarter of 2005 were (0.03%) of average loans, as compared to (0.03)% for the same period 2004 and 0.13% for fourth quarter 2004. The reserve coverage ratio (allowance to nonperforming loans) was reported at 198.09% as of March 31, 2005 as compared to 138.13% as of March 31, 2004 and 231.60% as of December 31, 2004.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.


Contact: Dewey R. Yaeger                   Kurt R. Stevenson
         President and                     Senior Vice President and
         Chief Executive Officer           Chief Financial Officer
         UnionBancorp, Inc.                UnionBancorp, Inc.
         dewey.yaeger@ubcd.com             kurt.stevenson@ubcd.com
         ---------------------             -----------------------


Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

          o    Unaudited Quarterly and Year to Date Highlights
          o    Unaudited Consolidated Balance Sheets
          o    Unaudited Consolidated Statements of Income
          o    Unaudited Selected Quarterly Consolidated Financial Data

UnionBancorp, Inc. and Subsidiaries
Unaudited Quarterly and Year to Date Highlights
(Dollars in Thousands, Except Share Data)
--------------------------------------------------------------------------------

                                                         Three Months Ended
                                                              March 31,
                                                     --------------------------
                                                         2005           2004
                                                     -----------    -----------
Operating Highlights
    Net income                                       $       964    $       800
    Return on average total assets                          0.59%          0.41%
    Return on average stockholders equity                   5.52%          4.67%
    Net interest margin                                     3.52%          3.34%
    Efficiency ratio                                       77.42%         80.33%

Per Share Data
    Diluted earnings  per common share               $      0.22    $      0.18
    Book value per common share                      $     17.27    $     16.88
    Diluted weighted average common
       shares outstanding                              4,116,342      4,114,385
    Period end common shares outstanding               4,047,610      4,035,900

Stock Performance Data
    Market Price:
       Quarter End                                   $     21.50    $     21.50
       High                                          $     21.78    $     22.23
       Low                                           $     20.55    $     21.00
    Period end price to book value                          1.24           1.27

UnionBancorp, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
March 31, 2005 and December 31, 2004 (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                March 31,     December 31,
                                                                   2005           2004
                                                               -----------    -----------
ASSETS
Cash and cash equivalents                                      $    18,860    $    22,802
Securities available-for-sale                                      185,766        191,661
Loans                                                              421,523        419,275
Allowance for loan losses                                           (9,948)        (9,732)
                                                               -----------    -----------
     Net loans                                                     411,575        409,543
Cash surrender value of life insurance                              15,087         14,953
Mortgage servicing rights                                            2,745          2,772
Premises and equipment, net                                         13,827         13,463
Goodwill                                                             6,963          6,963
Intangible assets, net                                                 659            703
Other real estate                                                      400            420
Other assets                                                         5,542          6,266
                                                               -----------    -----------

         Total assets                                          $   661,424    $   669,546
                                                               ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits
         Non-interest-bearing                                  $    64,117    $    55,800
         Interest-bearing                                          439,184        456,677
                                                               -----------    -----------
              Total deposits                                       503,301        512,477
     Federal funds purchased and securities sold
       under agreements to repurchase                               19,297         12,722
     Advances from the Federal Home Loan Bank                       57,100         61,900
     Notes payable                                                   6,858          6,629
     Series B mandatory redeemable preferred stock                     831            831
     Other liabilities                                               3,627          4,740
                                                               -----------    -----------
         Total liabilities                                         591,014        599,299
                                                               -----------    -----------

Stockholders' equity
     Series A convertible preferred stock                              500            500
     Common stock                                                    4,668          4,641
     Surplus                                                        22,971         22,632
     Retained earnings                                              47,057         46,592
     Accumulated other comprehensive income                            926          1,351
     Unearned compensation under stock option plans                      -              -
                                                               -----------    -----------
                                                                    76,122         75,716
     Treasury stock, at cost                                        (5,712)        (5,469)
                                                               -----------    -----------
              Total stockholders' equity                            70,410         70,247
                                                               -----------    -----------

              Total liabilities and stockholders' equity       $   661,424    $   669,546
                                                               ===========    ===========

UnionBancorp, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
Three Months Ended March 31, 2005 and 2004
(Dollars in Thousands, Except Per Share Data)
--------------------------------------------------------------------------------

                                                          Three Months Ended
                                                                March 31,
                                                       -------------------------
                                                              2005          2004
                                                       -----------   -----------
Interest income
     Loans                                             $     6,450   $     7,268
     Securities
         Taxable                                             1,425         1,905
         Exempt from federal income taxes                      258           325
     Federal funds sold and other                                9            10
                                                       -----------   -----------
         Total interest income                               8,142         9,508
Interest expense
     Deposits                                                2,319         2,831
     Federal funds purchased and securities sold
     under agreements to repurchase                             74            13
     Advances from the Federal Home Loan Bank                  583           771
     Series B mandatory redeemable preferred stock              12            12
     Notes payable                                              69            80
                                                       -----------   -----------
         Total interest expense                              3,057         3,707
                                                       -----------   -----------
Net interest income                                          5,085         5,801
Provision for loan losses                                      100           750
                                                       -----------   -----------
Net interest income after
     Provision for loan losses                               4,985         5,051
Noninterest income
     Service charges                                           483           711
     Merchant fee income                                         -            56
     Trust income                                              215           184
     Mortgage banking income                                   340           568
     Insurance commissions and fees                            421           633
     Bank owned life insurance (BOLI)                          134           172
     Securities gains, net                                       -             -
     Gain on sale of assets                                      2           259
     Other income                                              255           341
                                                       -----------   -----------
                                                             1,850         2,924
Noninterest expenses
     Salaries and employee benefits                          3,476         4,150
     Occupancy expense, net                                    394           552
     Furniture and equipment expense                           424           557
     Marketing                                                  96           168
     Supplies and printing                                      77           115
     Telephone                                                 107           154
     Other real estate owned expense                             5             7
     Amortization of intangible assets                          44            52
     Other expenses                                            923         1,224
                                                       -----------   -----------
                                                             5,546         6,979
                                                       -----------   -----------
Income before income taxes                                   1,289           996
Income taxes                                                   325           196
                                                       -----------   -----------
Net income                                                     964           800
Preferred stock dividends                                       52            52
                                                       -----------   -----------
Net income for common stockholders                     $       912   $       748
                                                       ===========   ===========
Basic earnings per share                               $      0.23   $      0.19
                                                       ===========   ===========
Diluted earnings per common share                      $      0.22   $      0.18
                                                       ===========   ===========

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data
(Dollars in Thousands, Except Share Data)
--------------------------------------------------------------------------------

                                                                                         Quarters Ended
                                                            -----------------------------------------------------------------------
                                                              03/31/05       12/31/04       09/30/04      06/30/04        03/31/04
                                                            -----------    -----------    -----------    -----------    -----------
                                                                         (Dollars in Thousands, Except Per Share Data)
Statement of Income Data
   Interest income                                          $     8,142    $     8,056    $     8,505    $     8,843    $     9,508
   Interest expense                                              (3,057)        (3,089)        (3,142)        (3,312)        (3,707)
                                                            -----------    -----------    -----------    -----------    -----------
   Net interest income                                            5,085          4,967          5,363          5,531          5,801
   Provision for loan losses                                        100            300            200            500            750
                                                            -----------    -----------    -----------    -----------    -----------
   Net interest income after provision for loan losses            4,985          4,667          5,163          5,031          5,051
   Noninterest income                                             1,850          1,964          6,721          3,190          2,924
   Noninterest expense                                            5,546          6,330          7,514          7,029          6,979
                                                            -----------    -----------    -----------    -----------    -----------
   Income before income taxes                                     1,289            301          4,370          1,192            996
   Provision (benefit) for income taxes                             325           (172)         1,753            279            196
                                                            -----------    -----------    -----------    -----------    -----------
   Net income                                               $       964    $       473    $     2,617    $       913    $       800
                                                            ===========    ===========    ===========    ===========    ===========
   Net income on common stock                               $       912    $       421    $     2,565    $       861    $       748
                                                            ===========    ===========    ===========    ===========    ===========
Per Share Data
   Basic earnings per common shares                         $      0.23    $      0.10    $      0.64    $      0.21    $      0.19
   Diluted earnings per common shares                              0.22           0.10           0.62           0.21           0.18
   Cash dividends on common stock                                  0.11           0.10           0.10           0.10           0.10
   Dividend payout ratio for common stock                         48.79%        110.21%         15.71%         46.92%         53.96%
   Book value per common share                              $     17.27    $     17.30    $     17.38    $     16.47    $     16.88
   Basic weighted average common shares outstanding           4,049,579      4,031,552      4,034,365      4,037,347      4,031,181
   Diluted weighted average common shares outstanding         4,116,342      4,109,357      4,105,872      4,115,166      4,114,385
   Period-end common shares outstanding                       4,047,610      4,032,144      4,030,800      4,038,800      4,035,900

Balance Sheet Data
   Securities                                               $   185,766    $   191,661    $   190,385    $   211,733    $   250,282
   Loans                                                        421,523        419,275        413,941        453,676        466,591
   Allowance for loan losses                                      9,948          9,732          9,962         10,224          9,882
   Assets                                                       661,424        669,546        667,818        732,019        776,399
   Deposits                                                     503,301        512,477        511,568        583,612        614,975
   Stockholders' equity                                          70,410         70,247         70,561         67,032         68,619

Earnings Performance Data
   Return on average total assets                                  0.59%          0.28%          1.46%          0.49%          0.41%
   Return on average stockholders' equity                          5.52           2.78          15.40           5.44           4.67
   Net interest margin ratio                                       3.52           3.33           3.38           3.31           3.34
   Efficiency ratio (1)                                           77.42          88.32          81.85          82.45          80.33

Asset Quality Ratios
   Nonperforming assets to total end of period assets              0.61%          0.69%          0.69%          0.81%          0.95%
   Nonperforming loans to total end of period loans                1.19           1.01           1.09           1.28           1.53
   Net loan charge-offs to total average loans                    (0.03)          0.13           0.10           0.03          (0.03)
   Allowance for loan losses to total end of period loans          2.36           2.32           2.41           2.25           2.12
   Allowance for loan losses to nonperforming loans              198.09         231.60         220.20         176.43         138.13

Capital Ratios
   Average equity to average assets                               10.61%          9.98%          9.47%          8.92%          8.72%
   Total capital to risk adjusted assets                          14.33          14.30          14.36          12.73          12.32
   Tier 1 leverage ratio                                           9.75           9.54           9.55           8.38           7.83

-----------------------------------------------

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.